UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 22, 2020

SUPERIOR ENERGY SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34037	75-2379388
(State or other jurisdiction)	(Commission File Number)	(IRS Employer Identification No.)

1001 Louisiana Street, Suite 2900 Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

(713) 654-2200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol*	Name of each exchange on which registered*
Common Stock	SPNX	NONE

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

*

On September 17, 2020, the registrant’s common stock (“Common Stock”) was suspended from trading on the New York Stock Exchange (the “NYSE”). Effective September 18, 2020, the Common Stock began trading on the OTCQX marketplace maintained by the OTC Markets Group, Inc. under the symbol “SPNX.” On October 2, 2020, the NYSE filed a Form 25 notifying the Securities and Exchange Commission that it intends to delist the Common Stock from trading on the NYSE and to remove it from registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The delisting became effective 10 days after the filing of the Form 25. In accordance with Rule 12d2-2 of the Exchange Act, the deregistration of the Common Stock under Section 12(b) of the Exchange Act will become effective 90 days, or such shorter period as the SEC may determine, from the date of the Form 25 filing. Upon deregistration under Section 12(b) of the Exchange Act, the Common Stock will remain registered under Section 12(g) of the Exchange Act.

Item 1.01	Entry into Material Definitive Agreement.

Second Amendment to Restructuring Support Agreement

As previously announced, on September 29, 2020, Superior Energy Services, Inc. and certain of its direct and indirect wholly-owned domestic subsidiaries, including SESI, L.L.C. (“SESI”) (collectively, the “Company”), entered into a Restructuring Support Agreement, which was amended by that certain First Amendment to Restructuring Support Agreement dated as of October 14, 2020 (as so amended, the “RSA”), with certain holders (collectively, the “Consenting Noteholders”) of SESI’s outstanding (i) 7.125% senior unsecured notes due 2021 and (ii) 7.750% senior unsecured notes due 2024. As set forth in the RSA, the parties to the RSA have agreed to the principal terms of a proposed financial restructuring (the “Transaction”) of the Company, which is contemplated to be implemented through a prepackaged chapter 11 plan of reorganization.

On October 22, 2020, the Company and the Consenting Noteholders entered into the Second Amendment to Restructuring Support Agreement (the “Second RSA Amendment” and the RSA, as amended by the Second RSA Amendment, the “Amended RSA”), which amends and restates section 4 of the RSA in its entirety by extending the following milestones (the “Milestones”) as described below. The Required Consenting Noteholders (as defined in the Amended RSA) may extend or waive the Milestones in writing.

•	Commencement of solicitation of votes on the Plan (as defined in the Amended RSA) no later than November 2, 2020 (extended from the original October 21, 2020 deadline);

•	Commencement of the Chapter 11 Cases (as defined in the Amended RSA) no later than November 3, 2020 (extended from the original October 22, 2020 deadline);

•

Filing of the Plan, the related disclosure statement (the “Disclosure Statement”), and a motion seeking to schedule a combined hearing on the Plan and the Disclosure Statement (the “Combined Hearing Motion”), no later than November 4, 2020 (extended from the original October 23, 2020 deadline);

•	Entry of an order by the bankruptcy court granting the relief requested in the Combined Hearing Motion no later than November 9, 2020 (extended from the original October 27, 2020 deadline);

•	Entry of an order confirming the Plan and approving the Disclosure Statement no later than December 8, 2020 (extended from the original November 26, 2020 deadline); and

•	The occurrence of the effective date of the Plan no later than December 18, 2020 (extended from the original December 10, 2020 deadline).

Although the Company intends to pursue the Transaction in accordance with the terms set forth in the Amended RSA, there can be no assurance that the Company will be successful in completing the Transaction, whether on the same or different terms, including the Milestones.

The foregoing description of the Second RSA Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Second RSA Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 1.01.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Second Amendment to Restructuring Support Agreement, dated October 22, 2020, by and among Superior Energy Services, Inc., certain direct and indirect wholly-owned domestic subsidiaries of Superior Energy Services, Inc. and the noteholders party thereto.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERIOR ENERGY SERVICES, INC.

By:	/s/ William B. Masters
William B. Masters
Executive Vice President, General Counsel and Secretary

Dated: October 28, 2020